Exhibit 99.10(c)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-190294 on Form N-4 of our report dated August 8, 2019, relating to the abbreviated financial statements of the Individual Life Business of Great-West Life & Annuity Insurance Company.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

August 23, 2019